March 3, 2016

Northern Dynasty Minerals Ltd.
15th Floor, 1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1

Dear Sirs:

Re:      Northern Dynasty Minerals Ltd.

We have acted as special counsel to Northern Dynasty Minerals Ltd., a British Columbia corporation (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to, among other things, the proposed public offering of the following securities of the Company, for an aggregate initial offering price of up to CDN$20,000,000:

•	common shares in the capital of the Company (the “Common Shares”) and associated common stock purchase rights, as described in the Registration Statement (the “Rights”),

•	warrants to purchase Common Shares (the “Warrants”),

•	subscription receipts for Common Shares, Warrants or any combination thereof (“Subscription Receipts”), or

•	any combination of Common Shares, Warrants or Subscription Receipts (the “Units”),

(collectively, the Common Shares, Rights, Warrants, Subscription Receipts, and Units are referred to as the “Offered Securities”).

The Registration Statement includes a prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more prospectus supplements to the Prospectus (each, a “Prospectus Supplement”).

The Warrants may be issued under one or more warrant indentures in the form to be incorporated by reference as Exhibit 4.2 to the Registration Statement (each a “Warrant Indenture”) between the Company and a bank or trust company to be identified therein as the warrant trustee for the holders of the Warrants (each, a “Warrant Trustee”). The Subscription Receipts may be issued under one or more subscription receipt agreements in the form to be incorporated by reference as Exhibit 4.3 to the Registration Statement (each a “Subscription Receipt Agreement”) between the Company and an escrow agent which will be a financial institution identified therein as the subscription receipt agent (each, a “Subscription Receipt Agent”). The Units may be issued under one or more unit agreements in the form to be incorporated by reference as Exhibit 4.4 to the Registration Statement (each a “Unit Agreement”) between the Company and a unit agent to be identified (each, a “Unit Agent”). The forms of each of the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be filed as an exhibit to a future Report of Foreign Private Issuer on Form 6-K and incorporated by reference into the Registration Statement in connection with a future specific offering of securities.

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March 3, 2016 Page 2

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Offered Common Shares, the Offered Warrants, the Offered Subscription Receipts and the Offered Units (each as hereinafter defined).

Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

•	the Registration Statement dated March 3, 2016 and the exhibits attached thereto,

•	the Notice of Articles of the Company (the “Notice of Articles”) and Articles of the Company (the “Articles”) as in effect on the date hereof (together, the “Charter Documents”),

•	a Certificate of Good Standing, issued by the Registrar of Companies for British Columbia in respect of the Company, dated March 3, 2016 (the “Good Standing Certificate”)

•	the Company’s existing shareholder rights plan agreement governing the Rights dated effective May 17, 2013 (the “Existing Rights Agreement”),

•

certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Offered Securities and related matters, and

•	other documents as we have deemed relevant.

In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and will continue to be effective at all relevant times,

•	an appropriate Prospectus Supplement with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder,

March 3, 2016 Page 3

•

all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement,

•

at the time of the issuance of any of the Offered Securities, the Company will validly exist and will be duly qualified and in good standing under the laws of the Province of British Columbia and will have the necessary corporate power and authority to issue such Offered Securities and to execute and deliver any applicable Warrant Indenture, Subscription Receipt Agreement or Unit Agreement,

•

at the time of the issuance of any of the Offered Securities, the Notice of Articles and Articles of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, in each case since the date hereof,

•

any definitive purchase, subscription, underwriting or similar agreement with respect to any of the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto,

•

at the time of any offering or sale of any Common Shares or any Rights, Warrants or Subscription Receipts exercisable, exchangeable or convertible into Common Shares, or any Units comprised of, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise, exchange or conversion of any Rights, Warrants or Subscription Receipts, there will be sufficient Common Shares authorized and unissued under the Company’s then operative Charter Documents and not otherwise reserved for issuance,

•

any Offered Securities issuable upon exercise, exchange or conversion of any other Offered Securities offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise,

•

any Rights associated with the Common Stock will be issued under the Existing Rights Agreement or any rights agreement that replaces or supersedes the Existing Rights Agreement (the Existing Rights Agreement and any future rights agreement, a “Rights Agreement”) entered into between the Company and a financial institution identified therein as a rights agent (a “Rights Agent”),

•

each Warrant Indenture, Subscription Receipt Agreement, Unit Agreement and Rights Agreement will be governed by the laws of the Province of British Columbia and that such choice of law is a valid and legal provision,

•

each Warrant Indenture, Subscription Receipt Agreement, Unit Agreement and Rights Agreement will be duly authorized, executed and delivered by the respective Warrant Trustee, Subscription Receipt Agent, Unit Agent or Rights Agent, and that any Warrants, Subscription Receipts, Units or Rights that may be issued will be manually authenticated, signed or counter-signed, as the case may be, by duly authorized officers or the respective Warrant Trustee, Subscription Receipt Agent, Unit Agent or Rights Agent,

•	the terms of the Offered Securities will have been established so as not to, and the execution and delivery by the Company of, and the performance of its obligations under any Warrant Indenture,

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Subscription Receipt Agreement, Unit Agreement or Rights Agreement, will not constitute a default under or breach of:

o	any agreement or instrument to which the Company or its properties are subject,

o	any law, rule or regulation to which the Company or its properties are subject,

o	any judicial or regulatory order or decree or any governmental authority, or

o	any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority,

•

with respect to any Common Shares or Warrants issuable upon exchange or conversion of any Subscription Receipts, that the conditions for exchange or conversion of the Subscription Receipts have been satisfied in accordance with the terms of the applicable Subscription Receipt Agreement, and

•	the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company.

In addition, we have assumed:

•	the legal capacity of all natural persons,

•	genuineness of all signatures on documents examined by us,

•	the authenticity of all documents submitted to us as originals,

•	the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and

•	that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.

Scope of Opinion

The opinions expressed herein are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Applicable Law”). This opinion does not extend to any opinion under the Act or United States federal securities laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company.

March 3, 2016 Page 5

Opinion

Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

Common Shares

1.        With respect to any Common Shares and associated Rights offered by the Company, including any Common Shares and associated Rights (a) duly issued upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Shares, (b) duly issued upon the exchange or conversion of any Subscription Receipts that are exchangeable or convertible into Common Shares, or (c) that form a part of any Units (together, the “Offered Common Shares”), when:

  the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters (the “Common Share Authorization”), the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Charter Documents of the Company so as not to violate any applicable law, the Charter Documents of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Offered Common Shares are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization,

  certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, the Company has received payment of the agreed upon legal consideration for the Offered Common Shares, and the Offered Common Shares are delivered by or on behalf of the Company against payment therefor, provided that the consideration therefor is not less than permitted under the BCBCA, the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Rights Agreement and the issuance and terms of the Rights associated with the Offered Common Shares (the “Rights Authorization”), the terms of the Rights and of their issuance and sale has been established in conformity with the applicable Rights Agreement so as not to violate any applicable law, rule of policy of any securities exchange on which the Common Shares of the Company are traded, the Charter Documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Rights Agent,

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  the applicable Rights Agreement has been approved by each securities exchange on which the Common Shares of the Company are traded, and the Rights have been issued in accordance with the policies and requirements of each such securities exchange, no securities regulatory authority having jurisdiction, including the SEC and the securities commissions in Canada in which the Company is a reporting issuer, will have issued any cease trade order or comparable order prohibiting any sale, issuance or exercise of the Rights, the Rights Agreement relating to the Rights associated with the Offered Common Shares has been duly executed and delivered by the Company and the Rights Agent named therein, and the Rights have been duly executed, delivered and countersigned in accordance with the provisions of the Rights Agreement, applicable law and the Rights Authorization.

and assuming that:

  at the time of the issuance of the Offered Common Shares, the Company has a sufficient number of authorized but unissued shares under its Charter Documents, as amended and then in effect,

  the terms of the Offered Common Shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization, and

  the Offered Common Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization,

then (i) the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, and (ii) the associated Rights will constitute valid and binding obligations of the Company, subject to the qualifications below.

March 3, 2016 Page 7

Our opinion above concerning the Rights associated with the Offered Common Shares is qualified as follows:

  our opinion does not address the determination a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, our opinion assumes that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting and taking any action under any applicable Rights Agreement, and our opinion above addresses the Rights and the rights agreement in their entirety and not any particular provision of the Rights or the rights agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

Warrants

2.        With respect to any Warrants offered by the Company, including any Warrants (a) duly issued upon the exchange or conversion or any Subscription Receipts that are exchangeable or convertible into Warrants, or (b) that form a part of any Units (the “Offered Warrants”), when:

  the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Warrant Indenture and the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters (the “Warrant Authorization”), the terms of the Offered Warrants and of their issuance and sale have been established in conformity with the applicable Warrant Indenture so as not to violate any applicable law, the Charter Documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Trustee, a Warrant Indenture relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the Warrant Trustee in accordance with applicable law,

  the Offered Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Indenture, applicable law and the Warrant Authorization,

  the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Indenture, applicable law and the Warrant Authorization,

  the Company has received the agreed upon legal consideration for the issuance of the Offered Warrants and the Warrants are delivered by or on behalf of the Company against payment therefor,

and assuming that:

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  the terms of the Offered Warrants are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Authorization, and

  the Offered Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Authorization,

the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Indenture and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company.

Subscription Receipts

3.        With respect to any Subscription Receipts offered by the Company (the “Offered Subscription Receipts”), when:

  the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Subscription Receipt Agreement and the issuance and terms of the Offered Subscription Receipts and the Offered Securities into which the Offered Subscription Receipts are exchangeable or convertible, the conditions for exchange or conversion of the Offered Subscription Receipts into the Offered Securities into which the Offered Subscription Receipts are exchangeable or convertible, the consideration to be received therefor and related matters (the “Subscription Receipt Authorization”), the terms of the Offered Subscription Receipts and of their issuance and sale have been established in conformity with the applicable Subscription Receipt Agreement so as not to violate any applicable law, the Charter Documents of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Receipt Agent, a Subscription Receipt Agreement relating to the Offered Subscription Receipts has been duly authorized, executed and delivered by the Company and the Subscription Receipt Agent in accordance with applicable law, the Offered Subscription Receipts have been duly authorized and duly established in accordance with the terms of the Subscription Receipt Agreement, applicable law and the Subscription Receipt Authorization, the Offered Subscription Receipts have been duly executed, delivered and countersigned in accordance with the provisions of the Subscription Receipt Agreement, applicable law and the Subscription Receipt Authorization, the Company has received the agreed upon legal consideration for the issuance of the Offered Subscription Receipts and the Subscription Receipts are delivered by or on behalf of the Company against payment therefor, which consideration, in the case of Subscription Receipts for Common Shares, shall consist of legal consideration not less than the par value of such shares, and assuming that:

March 3, 2016 Page 9

  the terms of the Offered Subscription Receipts are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Receipt Authorization, and

  the Offered Subscription Receipts are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Receipt Authorization,

the Offered Subscription Receipts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Receipt Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company.

Units

4.        With respect to any Units offered by the Company (together, the “Offered Units”), when:

  the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Unit Agreement and the issuance and terms of the Units and the Offered Securities comprising the Units, the consideration to be received therefor and related matters (the “Unit Authorization”), the terms of the Units, including the Offered Securities comprising the Units, and of their issuance and sale have been established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Charter Documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Unit Agent, a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the Unit Agent in accordance with applicable law,

  the Offered Units have been duly authorized and duly established in accordance with the terms of the Units Agreement, applicable law and the Unit Authorization,

  the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the Unit Agreement, applicable law and the Unit Authorization,

  the Company has received the agreed upon legal consideration for the issuance of the Units and the Units are delivered by or on behalf of the Company against payment therefor, which consideration, in the case of Units including Common Shares, shall consist of legal consideration not less than the par value of such shares, and assuming that:

  any Common Shares that form a part of such Units are issued in the manner contemplated in paragraph 1 above,

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  any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 2 above, any Subscription Receipts that form part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 3 above,

  the terms of the Offered Units are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Authorization, and

  the Offered Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Authorization,

the Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company.

Consent

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ McMillan LLP

McMillan LLP